                                             Exhibit 10(i)
                                             ---------------
                                             (1 of 15)

















                      MCI COMMUNICATIONS CORPORATION

                        BOARD OF DIRECTORS DEFERRED

                             COMPENSATION PLAN




























                                             Exhibit 10(i)
                                             ---------------
                                             (2 of 15)

                      MCI COMMUNICATIONS CORPORATION
               BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                             TABLE OF CONTENTS



ARTICLE SECTION                                                        PAGE

     I  Purpose and Effective Date. . . . . . . . . . . . . . 1
         1.01   Title . . . . . . . . . . . . . . . . . . . . 1
         1.02   Purpose . . . . . . . . . . . . . . . . . . . 1
         1.03   Effective Date. . . . . . . . . . . . . . . . 1


    II  Definitions and Construction of the Plan Document . . 2
         2.01   Beneficiary . . . . . . . . . . . . . . . . . 2
         2.02   Board . . . . . . . . . . . . . . . . . . . . 2
         2.03   Board Member. . . . . . . . . . . . . . . . . 2
         2.04   Committee . . . . . . . . . . . . . . . . . . 2
         2.05   Company.  . . . . . . . . . . . . . . . . . . 2
         2.06   Compensation. . . . . . . . . . . . . . . . . 2
         2.07   Deferral Agreement. . . . . . . . . . . . . . 2
         2.08   Deferred Compensation . . . . . . . . . . . . 2
         2.09   Deferral Year . . . . . . . . . . . . . . . . 2
         2.10   Disability. . . . . . . . . . . . . . . . . . 3
         2.11   Election Date . . . . . . . . . . . . . . . . 3
         2.12   Gender and Number . . . . . . . . . . . . . . 3
         2.13   Headings. . . . . . . . . . . . . . . . . . . 3
         2.14   Investment Preference . . . . . . . . . . . . 3
         2.15   Participant . . . . . . . . . . . . . . . . . 3
         2.16   Participant Account . . . . . . . . . . . . . 3
         2.17   Plan Administrator. . . . . . . . . . . . . . 3
         2.18   Plan Year . . . . . . . . . . . . . . . . . . 3
         2.19   Termination of Service. . . . . . . . . . . . 3


     III        Eligibility and Participation . . . . . . . . 4
         3.01   Eligibility . . . . . . . . . . . . . . . . . 4
         3.02   Participation . . . . . . . . . . . . . . . . 4











                                             Exhibit 10(i)
                                             ---------------
                                             (3 of 15)

                             TABLE OF CONTENTS

                                (Continued)



ARTICLE SECTION                                                        PAGE

     IV Deferral of Compensation. . . . . . . . . . . . . . .  5
         4.01   Compensation Deferral . . . . . . . . . . . .  5
         4.02   Deferral Period . . . . . . . . . . . . . . .  5
         4.03   Election to Participate or to Increase. . . .  5
                Contributions . . . . . . . . . . . . . . . .  5
         4.04   No Deferral Without Agreement . . . . . . . .  5
         4.05   Duration of Deferral Agreement. . . . . . . .  5

       V        Participant Account and Investment Options. .  6
         5.01   Participant Account . . . . . . . . . . . . .  6
         5.02   Reporting . . . . . . . . . . . . . . . . . .  6
         5.03   Investment Options. . . . . . . . . . . . . .  6
         5.04   Changes . . . . . . . . . . . . . . . . . . .  6

      VI        Distribution. . . . . . . . . . . . . . . . .  7
         6.01   Distribution of Account Balance . . . . . . .  7
         6.02   Nonforfeitable Right to Account Value . . . .  7
         6.03   Form of Distribution. . . . . . . . . . . . .  7


     VII        Hardship and Other Distributions. . . . . . .  8
         7.01   Hardship. . . . . . . . . . . . . . . . . . .  8
         7.02   Other . . . . . . . . . . . . . . . . . . . .  8
         7.03   Effect of Distribution. . . . . . . . . . . .  8

    VIII        Beneficiary . . . . . . . . . . . . . . . . .  9
         8.01   Beneficiary Designation . . . . . . . . . . .  9
         8.02   Proper Beneficiary. . . . . . . . . . . . . .  9
         8.03   Minor or Incompetent Beneficiary. . . . . . .  9
         8.04   No Beneficiary Designated . . . . . . . . . .  9












                                             Exhibit 10(i)
                                             ---------------
                                             (4 of 15)


                             TABLE OF CONTENTS

                                (Continued)



ARTICLE SECTION                                                        PAGE

      IX        Administration of the Plan. . . . . . . . . . 10
         9.01   Majority Vote . . . . . . . . . . . . . . . . 10
         9.02   Finality of Determination . . . . . . . . . . 10
         9.03   Certificates and Reports. . . . . . . . . . . 10
         9.04   Indemnification and Exculpation . . . . . . . 10
         9.05   Expenses. . . . . . . . . . . . . . . . . . . 10


       X        Claims Procedure. . . . . . . . . . . . . . . 11
        10.01   Written Claim . . . . . . . . . . . . . . . . 11
        10.02   Denied Claim. . . . . . . . . . . . . . . . . 11
        10.03   Review Procedure. . . . . . . . . . . . . . . 11
        10.04   Committee Review. . . . . . . . . . . . . . . 11


      XI        Nature of Company's Obligation. . . . . . . . 12
        11.01   Company's Obligation. . . . . . . . . . . . . 12
        11.02   Creditor Status . . . . . . . . . . . . . . . 12


     XII        Miscellaneous . . . . . . . . . . . . . . . . 13
        12.01   Written Notice. . . . . . . . . . . . . . . . 13
        12.02   Change of Address . . . . . . . . . . . . . . 13
        12.03   Merger, Consolidation or Acquisition. . . . . 13
        12.04   Amendment and Termination . . . . . . . . . . 13
        12.05   Non-transferability . . . . . . . . . . . . . 13
        12.06   Legal Fees. . . . . . . . . . . . . . . . . . 13
        12.07   Acceleration of Payment . . . . . . . . . . . 14
        12.08   Applicable Law. . . . . . . . . . . . . . . . 14













                                            Exhibit 10(i)
                                            ---------------
                                            (5 of 15)


                                 ARTICLE I

                        PURPOSE AND EFFECTIVE DATE


        1.01    Title.  This Plan shall be known as the MCI
Communications Corporation Board of Directors Deferred Compensation Plan (hereinafter referred to as the "Plan").

        1.02 Purpose. The purpose of the Plan is to permit non-officer Board Members to defer the receipt of monthly retainer and meeting fees for services.

        1.03 Effective Date. The effective date of this Plan shall be July 1, 1994.


                                ARTICLE II

             DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT


        2.01 Beneficiary. "Beneficiary" shall mean the person designated pursuant to Section 8.01 to receive any benefits under this Plan.

        2.02 Board. "Board" shall mean the Board of Directors of the Company.

        2.03 Board Member. "Board Member" shall mean any non-officer member of the Board of Directors who is eligible to participate in the plan.

        2.04    Committee.  "Committee" shall mean the Nominating
Committee of the Board.

        2.05    Company.  "Company" shall mean MCI Communications
Corporation.

        2.06 Compensation. "Compensation" shall mean the monthly retainer and meeting fees paid to a Board Member by the Company. (Travel reimbursements and other similar expenses are specifically excluded under this definition.) In order for compensation to be eligible for deferral under this plan, it must be taxable in the United States.





                                            Exhibit 10(i)
                                            ---------------
                                            (6 of 15)

        2.07 Deferral Agreement. "Deferral Agreement" shall mean the written form submitted to the Plan Administrator before the relevant Election Date pursuant to which the Board Member elects to defer a specific percentage of Compensation otherwise payable subsequent to the date of such Agreement. The Deferral Agreement shall be effective only when acknowledged by the Company.

        2.08 Deferred Compensation. "Deferred Compensation" shall mean the portion of a Participant's Compensation for any calendar year, or part thereof, that has been deferred pursuant to the Plan.

        2.09    Deferral Year.  "Deferral Year" shall mean a Plan
Year for which a Participant has an operative Deferral Agreement.

        2.10 Disability. "Disability" shall mean a disability falling within the definition of "totally disabled" or conceptually similar words as set forth in the Company's group long-term disability insurance plan, as from time to time in effect. The
Committee shall have the discretion to determine whether a Participant is disabled pursuant to this Section.

        2.11 Election Date. The "Election Date" is the date before which a Board Member must submit a valid Deferral Agreement to the Plan Administrator in order to defer Compensation. The applicable Election Dates are as follows: (a) 30 days after adoption of the Plan for Board Members who are eligible to participate at the time the Plan is adopted, (b) 30 days after a newly eligible Board Member is notified of the right to participate in the Plan, or (c) any December 1 (covering Compensation in the next Plan Year) if (a) or (b) above do not apply.

        2.12 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

        2.13 Headings. Headings of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

        2.14 Investment Preference. The investment option or options selected by the Participant from those designated by the Company to determine investment results on the Deferred
Compensation.

        2.15    Participant.  "Participant" shall mean a Board
Member who has deferred a portion of Compensation pursuant to the terms of this Plan, and whose account balance has not yet been fully distributed.



                                            Exhibit 10(i)
                                            ---------------
                                            (7 of 15)

        2.16 Participant Account. A "Participant Account" means the book account established by the Company for a Participant, to which Deferred Compensation and deemed investment results are credited.

        2.17 Plan Administrator. "Plan Administrator" shall mean the Chief Human Resources Officer of the Company.

        2.18 Plan Year. The "Plan Year" is the twelve month period commencing January 1 and ending December 31.

        2.19 Termination of Service. "Termination of Service" or similar expression shall mean the termination of the Participant's service as a member of the Board of Directors.



                                ARTICLE III

                       ELIGIBILITY AND PARTICIPATION


        3.01 Eligibility. Eligibility for participation in this Plan shall be determined by the Committee, in its sole discretion, but all Participants must be non-officer members of the Board of Directors.

        3.02 Participation. A Board Member, after having been selected for participation by the Committee, shall, as a condition to deferring Compensation, complete a duly executed Deferral
Agreement and return it to the Plan Administrator.



                                ARTICLE IV

                         DEFERRALS OF COMPENSATION


        4.01 Compensation Deferral. Each Board Member may by submitting a Deferral Agreement on or before the relevant Election Date have a percentage of Compensation deferred in accordance with the terms and conditions of this Plan.





                                            Exhibit 10(i)
                                            ---------------
                                            (8 of 15)

        4.02 Deferral Period. A Participant may make an election to defer Compensation for a minimum of one full calendar year. The Participant may specify the form of distribution and the time of distribution; provided, however that Compensation may not be deferred beyond the age of 70. The Participant may also specify the form of distribution to be made on his/her death, Disability or
termination of service as a Board Member.   All such elections
shall be made on the applicable Deferral Agreement.

        4.03 Election to Participate or to Increase Contributions. A Board Member desiring to participate in the Plan or a Participant who desires to commence, increase, decrease, or cease the amount of Compensation being deferred under the Plan must submit a written Deferral Agreement to the Plan Administrator by each applicable Election Date. Deferral Agreements filed by the applicable Election Date as provided in Section 2.11 shall cause future Compensation to be deferred in the calendar year to which such Agreement applies. A properly executed and filed Deferral Agreement becomes effective on the first day of the month subsequent to the applicable Election Date. Deferral Agreements entered into under the conditions of 2.11(c) shall cause Compensation to be deferred beginning with the January payment for the next Plan Year.

        4.04 No Deferral Without Agreement. A Participant who has not submitted a valid Deferral Agreement to the Plan
Administrator before the relevant Election Date may not defer any Compensation under this Plan for the applicable Deferral Year.

        4.05 Duration of Deferral Agreement. A Deferral Agreement remains in effect with respect to any Compensation which may otherwise become payable for any Plan Year unless, before the Election Date applicable to elections for such Plan Year, the Participant submits written revocation (having prospective effect only). Participants may not revoke a Deferral Agreement after the commencement of the Deferral Year except as may be permitted by
Section 7.01.


                                 ARTICLE V

                PARTICIPANT ACCOUNT AND INVESTMENT OPTIONS


        5.01 Participant Account. Compensation amounts deferred by a Participant under a written Deferral Agreement and a deemed rate of return shall be credited to a Participant's Account.




                                            Exhibit 10(i)
                                            ---------------
                                            (8 of 15)

        5.02    Reporting.  The Company will provide each
Participant with a quarterly statement for his/her Deferral Account detailing the transactions in the Participant's Account, investment performance and balances.

        5.03    Investment Options.  The Company will deem
Deferred Compensation to be invested in investment options similar to those provided to participants in the MCI Communications Corporation Retirement Savings Plan. The Company will consider the Participant's Investment Preferences in establishing a basis for the return on a Participant Account. The Participant agrees on behalf of him/herself and her/his designated Beneficiary that the value of his/her Participant Account at any point in time shall be the value as if the Company would have invested all such Deferred Compensation as indicated in his or her Investment Preference in the applicable Deferral Agreement.

        5.04 Changes. Changes in Investment Preference may be made at the start of a month upon completion of the Investment Preference Change Form and received by the Plan Administrator 30 days prior to the start of the month and will apply to future deferred amounts as well as deemed account balances.



                                ARTICLE VI

                               DISTRIBUTION


        6.01 Distribution of Account Balance. Distribution of the value of the Participant's Account shall be in a lump sum or in annual installments as specified in the applicable Deferral Agreements. Payment shall begin no later than the February 15th of the following Plan Year in which the Participant has requested that the Deferral Agreement end, or if following the Participant's death, Disability, Termination of Service or the attainment of age 70 (if elected by the Participant in his/her Deferral Agreement) the February 15th in the Plan Year following the Plan Year in which such event occurs. Disability shall be deemed to occur upon the date the Committee deems that the Participant is disabled pursuant to Section 2.10.

        6.02    Nonforfeitable Right to Account Value.  The
Participant shall have a nonforfeitable right to the value of the Participant's Account attributable to Deferred Compensation plus deemed return under the terms of this Plan.

        6.03 Form of Distribution. All distributions of a Participant's Account shall be made in cash only.


                                            Exhibit 10(i)
                                            ---------------
                                            (10 of 15)

                                ARTICLE VII

                     HARDSHIP AND OTHER DISTRIBUTIONS


        7.01 Hardship. At the sole discretion of the Committee and at the request of a Participant before the time elected or Termination of Service, or at the request of any of the Participant's beneficiaries after the Participant's death, the Committee may (1) accelerate and pay all or part of the value of a Participant's Account due under this Plan, or (2) allow the Participant to reduce or revoke his/her Deferral Agreement prospectively. Accelerated distributions or discontinuance of deferrals may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control due to unforeseeable circumstances and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to only that amount necessary to relieve the financial emergency.

        7.02 Other. In the event of the Participant's death or Disability, distribution will be made in the manner designated by the Participant in the Deferral Agreement, but will commence when the Committee has notice of the Participant's death or Disability, as provided in Section 6.01.

        7.03 Effect of Distribution. A hardship distribution under this Section is in lieu of that portion of the amounts that would have been paid otherwise pursuant to this Plan and the applicable Deferral Agreements.


                               ARTICLE VIII

                                BENEFICIARY


        8.01 Beneficiary Designation. A Participant may designate one Beneficiary and one alternate Beneficiary to receive benefits under the Plan upon his death by completing the appropriate space on the Beneficiary Designation Form. A Participant shall have the right to change the Beneficiary by submitting to the Plan Administrator a Change of Beneficiary form. The Plan Administrator shall acknowledge the receipt of the Participant's Change of Beneficiary Form. The designation of a Beneficiary shall apply to the Participant's entire account balance rather than individual deferral elections. The Participant must inform the Plan Administrator of any changes in his/her designated Beneficiary's address, name or telephone number.


                                            Exhibit 10(i)
                                            ---------------
                                            (11 of 15)

        8.02 Proper Beneficiary. In the event that the identity of the proper beneficiary is unclear or disputed, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

        8.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Committee in its sole and absolute discretion may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Or, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.

        8.04 No Beneficiary Designated. If no Beneficiary has been designated, if the Beneficiary cannot be found, or if the Beneficiary fails to survive the Participant or fails to take the benefits, the Participant's Account shall be paid to the alternate Beneficiary (if any) or to the Participant's estate.


                                ARTICLE IX

                        ADMINISTRATION OF THE PLAN


        9.01 Majority Vote. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Any member affected shall not be eligible to vote.

        9.02 Finality of Determination. Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of


                                            Exhibit 10(i)
                                            ---------------
                                            (12 of 15)

or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

        9.03 Certificates and Reports. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

        9.04 Indemnification and Exculpation. The Company shall indemnify and hold harmless each member of the Committee and the Plan Administrator against any and all expenses and liabilities arising out of membership on the Committee or fulfilling the duties of Plan Administrator. Expenses against which a member of the Committee or the Plan Administrator shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee or Plan Administrator may be entitled as a matter of law.

        9.05 Expenses. The expenses of administering the Plan shall be borne by the Company.


                                 ARTICLE X

                             CLAIMS PROCEDURE


        10.01 Written Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant may make a written claim under this Plan. This written claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator or a delegate.

        10.02 Denied Claim. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

                                            Exhibit 10(i)
                                            ---------------
                                            (13 of 15)

        10.03 Review Procedure. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of the Plan Document or other pertinent documents created under this Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

        10.04 Committee Review. The decision on the review of the denied claim shall be rendered by the Committee within sixty
(60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.




                                ARTICLE XI

                      NATURE OF COMPANY'S OBLIGATION


        11.01 Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

        11.02 Creditor Status. Any assets which the Company may set aside to help cover its financial liabilities hereunder are and must remain general assets of the Company subject to the claims of its creditors. The Participant's relationship to the Company under this Agreement shall be only that of a general unsecured creditor, and this Agreement (including any action taken pursuant hereto) shall not, in and of itself, create or be construed to create a trust or fiduciary relationship of any kind between the Company and the Participant, his or her Beneficiary or other person, or a security interest of any kind in any property of the Company in favor of the Participant or any other person. The arrangement created by this Plan is intended to be unfunded and no trust, security, escrow, or similar account shall be required to be established for the purposes of payment hereunder. However, the Company may in its discretion establish a "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code or applicable regulations or rulings) to hold
                                            Exhibit 10(i)
                                            ---------------
                                            (14 of 15)

assets, subject to the claims of the Company's creditors in the event of insolvency for the purpose of making payments hereunder. If the Company establishes such a trust, amounts paid therefrom shall discharge the obligations of the Company hereunder to the extent of the payments so made. All rights of ownership in any such assets are and remain in the Company.


                                ARTICLE XII

                               MISCELLANEOUS


        12.01 Written Notice. Any notice which shall be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Plan Administrator, such notice shall be addressed to the Company at 1801 Pennsylvania Ave., N.W., Washington, DC 20006, marked for the attention of the Chief Human Resources Officer of the Company or if notice to a Participant, addressed to the address shown on such Participant's Deferral Agreement.

        12.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

        12.03 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assignees, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

        12.04 Amendment and Termination. The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time, including an amendment that would accelerate the payment of amounts standing credited to Participants' Accounts. However, no Company action under this right shall reduce the Account of any Participant or Beneficiary.

        12.05 Non-transferability. No sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony
                                            Exhibit 10(i)
                                            ---------------
                                            (15 of 15)

maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

        12.06 Legal Fees. All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

        12.07 Acceleration of Payment. The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, the Participant's estate, a Beneficiary or any other person claiming through the Participant.

        12.08 Applicable Law. This Plan shall be governed by the laws of the state of New York without regard to its choice of law provisions.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 13th day of June, 1994, effective as of the first day of July, 1994.




                               MCI COMMUNICATIONS CORPORATION


                                 BY /s/ Bert C. Roberts, Jr.
                               -------------------------
                                            Chairman




ATTEST:

By /s/ C. Bolton-Smith, Jr.
   ------------------------



[SEAL]